Exhibit 10.2

WARRANT EXCHANGE AND EXTINGUISHMENT AGREEMENT

This Warrant Exchange and Extinguishment Agreement (this “Agreement”) is entered into as of November 1, 2024, by and among PROJECT NICKEL LLC, a Delaware limited liability company (“Holder”), and MGT CAPITAL INVESTMENTS, INC., a Delaware corporation (“Company”). Capitalized terms used in this Agreement without definition shall have the meanings given them in each respective securities agreement (as defined below).

Whereas, Company issued Holder a Common Stock Purchase Warrant dated September 12, 2022 (the “2022 Warrant”);

Whereas, in connection with convertible note conversions, Company issued to Holder a total of 334,800,000 common stock warrants pursuant to the 2022 Warrant (the “Warrant Shares”);

Whereas, the Holder is also the holder of two other Company-issued Warrants to Purchase Shares of Common Stock dated March 5, 2021 and July 21, 2021, respectively (collectively, the “Warrants”);

Whereas, the parties agree to an exchange of the Warrant, Warrant Shares, and the Warrants as set forth herein (the “Exchange”); and,

Whereas, the parties agree to extinguish the Warrant, Warrant Shares, and the Warrants as set forth herein (the “Extinguishment”); and

Whereas, the parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to execute the Exchange and the Extinguishment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2. Exchange. The parties hereby agree to an exchange of the Warrant, Warrant Shares, and the Warrants for 600 million duly-authorized non-assessable unregistered shares of the Company’s Common Stock (the “Common Shares”) and 650,000 shares of the Company’s Series D Preferred Stock as defined below (the “Preferred Shares”).

3. Preferred Shares. Each share of Series D Preferred Stock is convertible at any time into 1,000 shares of Common Stock. The Preferred Shares pay no dividend, have no voting rights, and no liquidation preference. The preceding description is qualified by the Certificate of Designation attached as Exhibit A.

4. Extinguishment. Upon the issuance of the Common Shares and the Preferred Shares, the parties agree to the cancelation and extinguishment of the 2022 Warrant, Warrant Shares and Warrants held by Holder. Holder acknowledges that Company will cancel the 2022 Warrant, Warrant Shares and Warrants on the Company’s warrant register, and the Holder shall have no residual rights or interests in the warrants.

5. Representations and Warranties of Company. To induce Holder to enter this Agreement, Company, for itself, its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder.

(b) There is no fact known to Company or which should be known to Company which Company has not disclosed to Holder on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Holder expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Except as expressly set forth in this Agreement, Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the terms of the Transaction Documents.

(d) Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Holder, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Company hereby acknowledges and agrees that the execution of this Agreement by Holder shall not constitute an acknowledgment of or admission by Holder of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

6. Representations and Warranties of Holder. To induce Company to enter this Agreement, Holder, for itself, its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) The Holder has good, legal and marketable title to the 2022 Warrant, Warrant Shares, and Warrants, free and clear of any and all liens or adverse claims.

(b) There is no fact known to Holder or which should be known to Holder which Holder has not disclosed to Company on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Holder expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Holder agrees to relinquish its rights to any and all stock escrow reserves held on behalf of Holder at the transfer agent of the Company.

2

(d) The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder, and this Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(e) The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not result in a violation of the organizational documents of the Holder or conflict with, or constitute a default, thereunder, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder.

7. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Holder to Company in connection with the Exchange. The parties intend that the Common Shares and Preferred issued pursuant to this Agreement will qualify for tacking of the holding period of the Convertible Note pursuant to Rule 144(d) under the Securities Act of 1933, and each party agrees not to take a position to the contrary.

8. No Reliance. Company acknowledges and agrees that neither Holder nor any of its officers, directors, members, managers, equity Holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Company is not relying on any representation, warranty, covenant or promise of Holder or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank; Signature page follows]

3

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HOLDER:

PROJECT NICKEL, LLC

By:	/s/ Grady Kittrell
Name:	Grady Kittrell
Title:	Manager

COMPANY:

MGT Capital Investments, Inc.

By:	/s/ Paul Taylor
Name:	Paul Taylor
Title:	Interim President and Chief Executive Officer

[Signature page to Warrant Exchange and Extinguishment Agreement]

Exhibit A

Certificate of Designation of MGT Capital Investments Series D Preferred Stock